EXHIBIT 32

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his or her capacity as an officer of Sound Financial Bancorp, Inc. (the “Registrant”) that the Quarterly Report of the Registrant on Form 10-Q for the period ended March 31, 2013 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date:	May 15, 2013	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and Chief Executive Officer

Date:	May 15, 2013	By:	/s/ Matthew P. Deines
Matthew P. Deines
Executive Vice President and
Chief Financial Officer